As filed with the Securities and Exchange Commission on October 18, 2005

Registration Statement No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

UNIVERSAL FOOD & BEVERAGE COMPANY
(Exact name of issuer as specified in its charter)

Nevada	86-0913555
(State of Incorporation)	(I.R.S. Employer
Identification No.)

3830 Commerce Drive, St. Charles, Illinois	60174
(Address of Principal Executive Offices)	(Zip Code)

UNIVERSAL FOOD & BEVERAGE COMPANY
2005 COMPENSATION PLAN FOR OUTSIDE CONSULTANTS
(Full title of the Plan)

Michael J. Boland
Holland & Knight, LLP
131 S. Dearborn
30th Floor
Chicago, Illinois 60603
(Name and address of agent for service)

(312) 715-5744
(Telephone number, including area code, of agent for service)

Calculation of Registration Fee

Title of Securities to be Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Stock, $0.01 per share	3,250,000 Shares	$1.05	$3,412,500	$401.65

(1)
This Registration Statement shall also cover any additional shares of Common Stock which may become issuable under the Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Universal Food & Beverage Company.

(2)
Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933, as amended and is calculated on the basis of the last sale of the common stock reported on the OTC Bulletin Board as of October 12, 2005, a date within five business days prior to the filing of this registration statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

Universal Food & Beverage Company (the “Company”) hereby incorporates into this Registration Statement by reference the following documents filed with the Securities and Exchange Commission (the “Commission”)(File No. 000-27853):

(a) The Company’s Annual Report on Form 10-KSB filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 as amended (the “Securities Exchange Act”) for the fiscal year ended December 31, 2004;

(b) The Company's Quarterly Report for the quarter ended March 31, 2005 on Form 10-QSB filed with the Commission on May 20, 2005;

(c) The Company's Quarterly Report for the quarter ended June 30, 2005 on Form 10-QSB filed with the Commission on August 10, 2005;

(d) The Company's Current Reports on Form 8-K and 8-K/A filed with the Commission on April 6, 2005; April 8, 2005 (8-K/A); April 17, 2005 (8-K/A) and July 7, 2005 (8-K/A).

(e) The description of the Common Stock of the Company contained in the registration statement filed by the Company under the Securities Exchange Act, including any amendment or report file for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the shares of Common Stock being registered pursuant to this Registration Statement has been passed upon by Holland & Knight. LLP.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

As permitted by Nevada General Corporation Law (“NGCL”), the Company has included in its Amended and Restated Certificate of Incorporation a provision to eliminate the personal liability of its directors for monetary damages for breach or alleged breach of their fiduciary duties as directors, except for liability (i) for any breach of director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, as provided by NGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision in the Company’s Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in the situations described in (i) through (iv) above. This provision does not limit nor eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws.

The Amended and Restated Certificate of Incorporation and the by-laws of the Company provide that the Company has the power to indemnify its officers and directors, employees and agents to the maximum extent permitted by Nevada law. In addition, the Company has the power to advance expenses to its officers and directors as incurred in connection with proceedings against them in their capacity as a director or officers for which they may be indemnified to the maximum extent permitted by Nevada law.

Section 78.7502 of the Nevada Revised Statutes provides:

Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The foregoing indemnification provisions are broad enough to encompass certain liabilities of directors and officers of Company under the Securities Act.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES OCCURRING PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933 MAY BE PERMITTED AS TO DIRECTORS, OFFICERS, OR PERSONS CONTROLLING THE COMPANY PURSUANT TO THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN INFORMED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND, THEREFORE, IS UNENFORCEABLE.

At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that its charter provisions are necessary to attract and retain qualified persons as directors and officers.

The Company is covered by insurance which will reimburse it for certain amounts it is obligated to pay in lawsuits involving officers and directors serving in such capacities in which the damages, judgment, settlements, costs, charges or expenses incurred in connection with the defense of the action, suit or proceeding are reimbursable pursuant to law.

In addition to such other rights of indemnification as they may have as directors, the Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants provides that each member of the Board that acts with respect to the Plan shall be indemnified by the Company against (i) any loss, cost, liability or expense that may be imposed upon or reasonable incurred in connection with or resulting from any claim, action, suit, or proceeding to which such a person may be involved by reason of any act or failure to act under the Plan and (ii) any amounts paid by such person in satisfaction of any judgment in any action, suit or proceeding relating to the Plan. Each person who is covered by this indemnification must give the Company the opportunity, at its own expense, to handle and defend the same.

ITEM 8. EXHIBITS

3.1(a)	Amended and Restated Articles of Incorporation, filed April 30, 1999 (incorporated by reference from our Registration Statement on form 10-SB filed on October 28, 1999).
3.1(b)	Certificate of Amendment to Articles of Incorporation, filed October 20, 1999 (incorporated by reference from our Registration Statement on Form 10-SB filed on October 28, 1999).
3.1(c)	Certificate of Amendment to Articles of Incorporation, filed November 1, 2001 (incorporated by reference from our Form 10-QSB filed on November 14, 2001).
3.1(d)	Certificate of Amendment to Articles of Incorporation, dated December 30, 2003 (incorporated by reference from our Form 8-K filed on January 27, 2004).
3.1(e)	Certificate of Amendment to Articles of Incorporation, dated March 1, 2005 (incorporated by reference from our Form 8-K filed on March 7, 2005).
3.2	Amended and Restated Bylaws (incorporated by reference from our Registration Statement on Form 10-SB filed on October 28, 1999).
5	Opinion of Holland & Knight, LLP
10.1	Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants.
23.1	Consent of KPMG LLP
23.2	Consent of BDO Seidman, LLP
23.3	Consent of David S. Hall, P.C.
23.4*	Consent of Holland & Knight, LLP
*Not filed; incorporated in Exhibit 5

ITEM 9. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being, made, a post-effective amendment to this registration statement:

(i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of
1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling persons of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. Charles, Illinois on the 17th day of October, 2005.

UNIVERSAL FOOD & BEVERAGE COMPANY

By:	/s/ Duane N. Martin
Duane N. Martin
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Duane N. Martin	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	October 18, 2005
Duane N. Martin

/s/ Marc R. Fry	President, Chief Operating Officer and Director	October 18, 2005
Marc R. Fry

/s/ Ralph M. Passino	Vice President, Chief Financial Officer and Secretary ( Principal Financial Officer and Principal Accounting Officer)	October 18, 2005
Ralph M. Passino

EXHIBIT INDEX

Exhibit No.	Exhibit
5	Opinion of Holland & Knight, LLP
10.1	Universal Food & Beverage Company 2005 Compensation Plan for Outside Consultants.
23.1	Consent of KPMG LLP
23.2	Consent of BDO Seidman, LLP
23.3	Consent of David S. Hall, P.C.